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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            APOLLO GNC HOLDING, INC.

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                 Pursuant to Section 228 and Section 242 of the
                General Corporation Law of the State of Delaware

                -------------------------------------------------

          Apollo GNC Holding, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

          FIRST: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

          FIRST: The name of the corporation is General Nutrition Centers, Inc. (hereinafter the "Corporation").

          SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 19th day of November, 2003.

                                            APOLLO GNC HOLDING, INC.

                                            By:    /s/ Michael D. Weiner
                                                   -----------------------------
                                            Name:  Michael D. Weiner
                                            Title: Vice President